EXHIBIT 23.2
                                                                    ------------



GRANT THORNTON LLP                                             [GRAPHIC OMITTED]
CHARTERED ACCOUNTANTS                                             GRANT THORNTON
MANAGEMENT CONSULTANTS
CANADIAN MEMBER FIRM OF
GRANT THORNTON INTERNATIONAL




September 19, 2002


U.S. Securities and Exchange Commission



RE:     COMPTON PETROLEUM CORPORATION
-------------------------------------


We hereby consent to the use of our name in this Registration Statement on Form F-4 of Compton Petroleum Corporation and in the prospectus contained in the Registration Statement as it appears under the headings "Summary Historical Financial Data", "Selected Historical Consolidated Financial Data" and "Independent Accountants". We also consent to the use of our report dated
March 11, 2002, except for Note 16 which is dated May 8, 2002, in the prospectus contained in the Registration Statement.


                                        /s/ Grant Thornton LLP
                                        ----------------------
                                        Grant Thornton LLP

Calgary, Canada
September 19, 2002                      Chartered Accountants




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